                                 EXHIBIT TO S-4
                             REGISTRATION STATEMENT
                                  EXHIBIT 99.C

                          PROXY FOR ANNUAL MEETING OF
                            MERCHANTS NATIONAL BANK
                                HILLSBORO, OHIO

     KNOW ALL MEN BY THESE PRESENTS, that I, the undersigned shareholder of Merchants National Bank, Hillsboro, Ohio, do hereby nominate, constitute, and appoint __________________________ or any of them (with full power of substitution) for me and in my name, place and stead, to vote all the common stock of said corporation, standing in my name on its books on November 1, 1996, at the Special Meeting of its shareholders to be held at _________________________, Hillsboro, Ohio , on December __, 1996 at 10:00 a.m.
(local time), or any adjournments thereof with all the powers the undersigned would possess if personally present as follows:

1. To approve and vote upon the formation of a holding company by the adoption of a Consolidation Agreement (the "Agreement"), which provides for: (i) the consolidation of Hillsboro Interim Bank, N.A., a wholly owned subsidiary of Merchants Bancorp, Inc., an Ohio corporation (the "Company"), with the Bank under the name and charter of Merchants National Bank with shareholders of the Bank receiving ten (10) shares of Company stock for each share of Bank stock held by them.


                / /For         / /Against         / /Abstain


2. TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.




                          PLEASE SIGN ON REVERSE SIDE

THIS PROXY CONFERS AUTHORITY TO VOTE "FOR" THE PROPOSITIONS LISTED ABOVE UNLESS "AGAINST" OR "ABSTAIN" IS INDICATED. IF ANY OTHER BUSINESS IS PRESENTED AT SAID MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT. ALL SHARES REPRESENTED BY PROPERLY EXECUTED PROXIES WILL BE VOTED AS DIRECTED.

The Board of Directors recommends a vote "FOR" the propositions. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and may be revoked prior to its exercise by either written notice or personally at the meeting or by a subsequently dated proxy. Each Member of the Board of Directors has agreed to vote their shares in favor of the proposed transaction. Management will vote its proxies to adjourn the meeting, if necessary, to insure that the Consolidation Agreement is approved.

                                INSERT LABEL



Date:_____________


______________________________________
     (STOCKHOLDER SIGNATURE)



______________________________________
     (STOCKHOLDER SIGNATURE)


Please Print Name(s)_________________________________________

Please Print Number of Shares _______________________________


(WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, PLEASE GIVE FULL TITLE. IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN. ALL JOINT OWNERS MUST SIGN.)


                       PLEASE SIGN AND RETURN IMMEDIATELY